SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **CHINA YIDA HOLDING, CO.**, did on November 15, 2012, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on November 15, 2012.

ROSS MILLER
Secretary of State

Certified By: Stephen Loff
Certificate Number: C20121115-1814
You may verify this certificate online at **http://www.nvsos.gov/**

040102

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20120774337-26
[signature] Ross Miller Secretary of State State of Nevada	Filing Date and Time 11/15/2012 12:11 PM
	Entity Number E0592982012-9

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	China Yida Holding, Co.
2. Registered Agent for Service of Process: (check only one box)	☐ Commercial Registered Agent: (Name) ☒ Noncommercial Registered Agent (name and address below) OR ☐ Office or Position with Entity (name and address below) Weiling Zhao Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity 2840 S. Jones Blvd., Suite D-1 (Street Address), Las Vegas (City), Nevada 89146 (Zip Code) Mailing Address (if different from street address): City: Nevada Zip Code:
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 100,000,000 common stock, par value $0.001; 10,000,000 preferred stock, par value $0.0001 Par value per share: $ Number of shares without par value: 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Minhua Chen (Name) 28/F YIFA BUILDING NO. 111 WUSI ROAD (Street Address), FUZHOU, FUJIAN F4 (City), State, 350003 (Zip Code) 2) Yanling Fan (Name) 28/F YIFA BUILDING NO. 111 WUSI ROAD (Street Address), FUZHOU, FUJIAN F4 (City), State, 350003 (Zip Code)
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Minhua Chen (Name) X [signature] (Incorporator Signature) 28/F YIFA BUILDING NO. 111 WUSI ROAD (Address), FUZHOU, FUJIAN F4 (City), State, 350003 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date: November 14, 2012

This form must be accompanied by appropriate fees.

181102

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/index.aspx?page=141

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent

In the matter of China Yida Holding, Co.
Name of Represented Business Entity

I, Weiling Zhao am a:
Name of Appointed Registered Agent OR Represented Entity Serving as Own Agent*

(complete only one)

a) commercial registered agent listed with the Nevada Secretary of State,

b) X noncommercial registered agent with the following address for service of process:

Street Address	City		Zip Code
2840 S Jones Blvd, Suite D-1	Las Vegas	Nevada	89146
Mailing Address (if different from street address)	City	Nevada	Zip Code

c) represented entity accepting own service of process at the following address:

Title of Office or Position of Person in Represented Entity

Street Address	City	Nevada	Zip Code
Mailing Address (if different from street address)	City	Nevada	Zip Code

and hereby state that on November 14, 2012 (Date) I accepted the appointment as registered agent for the above named business entity.

X [signature]
Authorized Signature of R.A. or On Behalf of R.A. Company

11/14/12
Date

*If changing Registered Agent when reinstating, officer's signature required.

X
Signature of Officer

Date

Nevada Secretary of State Form RA Acceptance
Revised: 5-13-10